UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2012

ISC8 Inc.

(Exact name of registrant as specified in charter)

Delaware	001-08402	33-0280334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Red Hill Avenue, Costa Mesa, California 92626

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (714) 549-8211

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2012 annual meeting of stockholders of ISC8 Inc. (the “Company”) was held on March 6, 2012. The following proposals were approved according to the following final voting results:

1.	To elect the following persons to serve on the Company’s Board of Directors until the next annual meeting of stockholders or until their successors are duly elected and qualified: John C. Carson, Marc Dumont, Seth W. Hamot, Bill Joll, Jack Johnson, Thomas M. Kelly, Edward J. Scollins, Chester P. White and Robert L. Wilson.

Director Candidate	For	Against	Withheld	Abstain
John C. Carson	76,706,455	0	3,031,461	0
Marc Dumont	76,709,994	0	3,027,922	0
Seth W. Hamot	76,711,843	0	3,026,723	0
Bill Joll	79,438,792	0	299,124	0
Jack Johnson	79,451,751	0	286,165	0
Thomas M. Kelly	76,709,982	0	3,027,934	0
Edward J. Scollins	79,444,652	0	293,264	0
Chester P. White	79,448,402	0	289,514	0
Robert L. Wilson	76,712,993	0	3,024,923	0

Total number of broker non-votes for this proposal was 12,333,136.

2.	To ratify the appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP as the independent auditors of the Company for the fiscal year ending September 30, 2012.

For	92,006,074
Against	12,518
Abstain	49,460
Broker Non-Votes	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISC8 INC.
(Registrant)

Dated: March 12, 2012	By:	/s/ DAN REGALADO
Dan Regalado Chief Financial Officer